ORIGINAL
                                                         Date of Agreement
SECURITY AGREEMENT                                        October 12, 1995
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DEBTOR NAME                  PLEDGOR NAME                      LENDER NAME
AND ADDRESS                    AND ADDRESS                     AND ADDRESS
__________________________________________________________________________

GOLSEN, JACK E.          SYLVIA H. GOLSEN         STILLWATER NATIONAL BANK
P. O. BOX 705            P. O. BOX 705                   AND TRUST COMPANY
OKLAHOMA CITY,           OKLAHOMA CITY,      6305 WATERFORD BLVD., STE 205
OK  73101                OK  73101                OKLAHOMA CITY, OK  73101
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I.  GRANT OF A SECURITY INTEREST.  For value received, the Undersigned whether one or more (hereinafter individually referred to as "Debtor" or "Pledgor" as their capacities are above set forth) hereby grants to Lender named above a security interest in the property described in Paragraph II, which property is hereinafter referred to collectively as "Collateral". This security interest is given to secure all the obligations of the Debtor and of the Pledgor to Lender as more fully set forth in Paragraphs III and IV hereof.

II. COLLATERAL. The Collateral includes: (A) All specifically described Collateral; (B) All proceeds of Collateral; and (C) Other property as indicated below.
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(A) SPECIFICALLY DESCRIBED COLLATERAL
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     THIRTY-TWO (32) STOCK CERTIFICATES EACH HAVING 10,000 SHARES OF LSB
     INDUSTRIES, INC., INSCRIBED SYLVIA H. GOLSEN, CUSIP 502160 10 4. THE CERTIFICATE NOS. ARE: OKS4029, OKS4030, OKS4031, OKS4032, OKS4033, OKS4034, OKS4035, OKS4036, OKS4037, OKS4038, OKS4039, OKS4040, OKS4041,
     OKS4042, OKS4043, OKS4044, OKS4045, OKS4046, OKS4047, OKS4048, OKS4049,
     OSK4050, OKS4051, OKS4052, OKS4053, OKS4054, OKS4055, OKS4056, OKS4058,
     OKS4059, OKS4060.

(B) ALL PROCEEDS of the specifically described Collateral regardless of kind, character or form (including, but not limited to, renewals, extension,s redeposits, reissues or any other changes in form of the rights represented thereby), together with any stock rights, rights to subscribe, liquidating dividends, dividends paid in stock or other property, new securities, or any other property to which Undersigned may hereafter become entitled to receive by reason of the specifically described Collateral; and in the event Undersigned receives any such property, Undersigned agrees immediately to deliver same to Lender to be held by Lender in the same manner as Collateral specifically described above.

(C) OTHER PROPERTY which shall be deemed Collateral shall include all dividends and interest paid in cash on the Collateral, provided, however, that Lender at its option may permit such dividends and/or interest to be received and retained by Undersigned, but provided further, that Lender may at any time terminate such permission. Collateral shall further include without limitation, all money, funds, or property owned by Undersigned which is now or which hereafter may be possessed or controlled by Lender whether by pledge, deposit or otherwise.
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III. OBLIGATIONS SECURED BY THIS AGREEMENT.  The security interest herein granted is given to secure all of the obligations of Debtor or Pledgor including: (a) The performance of all of the agreements, covenants and warranties of the Debtor or Pledgor as set forth in any agreement between Debtor or Pledgor and Lender, (b) All liabilities of Debtor or Pledgor to Lender of every kind and description including: (1) all future advances, (2) both direct and indirect liabilities, (3) liabilities due or to become due and whether absolute or contingent, and
     (4) liabilities now existing or hereafter arising and however evidenced;
     (c) All extensions and renewals of liabilities of Debtor or Pledgor to Lender for any term or terms to which Undersigned hereby consents; (d) All interest due or to become due on the liabilities of Debtor or Pledgor to Lender; (e) All expenditures by Lender involving the performance of or enforcement of any agreement, covenant or warranty provided for by this or any other agreement between the parties; and (f) All costs, attorney fees, and other expenditures of Lender in the collection and enforcement of any obligation or liability of Debtor or Pledgor to Lender and in the collection and enforcement of or realization upon any of the Collateral.

IV. FUTURE ADVANCES. It is specifically agreed that the obligations of Debtor and Pledgor secured by this Agreement include all future advances by Lender to Debtor as set forth in Paragraph III above.

V. ADDITIONAL PROVISIONS. The Undersigned agrees to the Additional Provisions set forth on page two hereof, the same being incorporated herein by reference.
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          RECEIPT FOR COLLATERAL                  SIGNATURES
______________________________________________________________________________

                                        ____________________________________
STILLWATER NATIONAL BANK                Name             SYLVIA H. GOLSEN
AND TRUST COMPANY                       ____________________________________
_____________________________________   Name
LENDER NAME                             ____________________________________
  /s/ Charles Smith                     SR. V.P. CORPORATION OR PARTNERSHIP NAME
____________________    __________   _________________________  _________
By     CHARLES SMITH      Title       By                          Title
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Form 04 0676 4 Stocks, Bonds and Possessory Collateral
Copyright 11/90 American Bank Systems, Inc.